Exhibit 3.1
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GENWORTH MORTGAGE HOLDINGS, INC.
Pursuant to Section 103 of the General Corporation Law of the State of Delaware (as may be amended from time to time. the “DGCL”) the undersigned, Rohit Gupta, President, Chief Executive Officer and Director of Genworth Mortgage Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
1.    The name of the Corporation is Genworth Mortgage Holdings, Inc.
2.    The original Certificate of Incorporation of the Corporation (as heretofore amended or supplemented, the “Original Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on December 12, 2012.
3.    The Board of Directors of the Corporation (the “Board of Directors”) has, on [●][●], 2021, authorized the amendment and restatement of the Certificate of Incorporation as set forth herein in accordance with the provisions of Sections 141(f), 242 and 245 of the DGCL.
4.    This Amended and Restated Certificate of Incorporation (the “Certificate of
Incorporation”) restates and integrates and further amends the Original Certificate of Incorporation.
5.    The effective time of this Certificate of Incorporation is [●] a.m. ET on [●][●], 2021.
The text of the Original Certificate of Incorporation is hereby amended, integrated and restated in its entirety as follows:
ARTICLE I
NAME
The name of the Corporation is Genworth Mortgage Holdings, Inc.
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL, as from time to time amended.
ARTICLE IV
SHARES OF STOCK
The total number of shares of stock which the Corporation shall have authority to issue is [●] ([●]) shares, of which the Corporation shall have authority to issue [●] ([●]) shares of common stock, each having a par value of one cent ($0.01) per share (the “Common Stock”), and [●] ([●]) shares of preferred stock, each having a par value of one cent ($0.01) per share (the “Preferred Stock”).
A.    Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:
i.    Each holder of record of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders of the Corporation on which holders of Common Stock are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock, that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or the DGCL.
1)    The holders of shares of Common Stock shall not have cumulative voting rights (as defined in Section 214 of the DGCL).
ii.    Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of shares of Common Stock shall be entitled to receive such dividends in cash, stock or property of the Corporation if, as and when declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.
iii.    In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debt and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts, if any, to which any series of Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation remaining for distribution in proportion to the number of shares held by them, respectively.

iv.    No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
B.    Preferred Stock. The Board of Directors is expressly authorized to provide. out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock, and, with respect to each such series, to fix for each such series such voting powers, full or limited, or no voting powers, and the number of shares constituting such series and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
C.    No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock representing a majority of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.
ARTICLE V
TERM
The Corporation shall have perpetual existence.
ARTICLE VI
DIRECTORS
The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
A.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon the Board of Directors by applicable law, this Certificate of Incorporation or the Amended and Restated Bylaws of the Corporation (as amended from time to time, the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL and this Certificate of Incorporation.

B.    Subject to the terms and conditions of the Master Agreement, between the Corporation and Genworth Financial, Inc. (“Parent”), dated as of [●], 2021 (as may be amended, supplemented, restated or otherwise modified from time to time, the “Master Agreement”), the number of directors of the Corporation shall be fixed from time to time exclusively by resolution of the Board of Directors.
C.    Each director shall hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
D.    Subject to the terms and conditions of the Master Agreement and the rights of one or more series of Preferred Stock then outstanding, (i) any newly created directorship or any vacancy on the Board of Directors for any cause, shall be filled solely by a majority of the directors then in office, even if less than a quorum remains, or by the sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal and (ii) the right of stockholders to fill vacancies on the Board of Directors is hereby specifically denied.
E.    Notwithstanding the foregoing, the election, term, removal and filling of vacancies with respect to directors, if any, elected separately by the holders of one or more classes or series of Preferred Stock shall not be governed by this Article VI, but rather shall be as provided for in the resolutions adopted by the Board of Directors creating and establishing such class or series of Preferred Stock.
F.    No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, repeal or modification of this Section F of this Article VI, or the adoption of any provision inconsistent with this Section F of this Article VI, shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or modification with respect to acts or omissions occurring prior to such amendment, repeal or modification. If the DGCL hereafter is amended to eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the DGCL, as so amended.
G.    In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

H.    Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.
ARTICLE VII
ACTION BY WRITTEN CONSENT
Subject to the terms of any series of Preferred Stock, (i) for so long as Parent beneficially owns (directly or indirectly) at least a majority of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), any action that is required or permitted to be taken by the stockholders of Corporation may be effected by consent in lieu of a meeting and (ii) if Parent no longer beneficially owns (directly or indirectly) at least a majority of the Voting Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in lieu of a meeting.
ARTICLE VIII
MEETINGS OF STOCKHOLDERS & BOOKS OF THE CORPORATION
Meetings of stockholders may be held at such place, if any, within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
ARTICLE IX
SPECIAL MEETINGS OF STOCKHOLDERS & ADVANCE NOTICE
Except as otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time only (i) by the Chairperson of the Board of Directors, (ii) by the Chief Executive Officer of the Corporation (or, in the absence of a Chief Executive Officer, the President), (iii) pursuant to a resolution duly adopted by a majority of the Board of Directors or (iv) so long as Parent beneficially owns (directly or indirectly) at least fifty percent (50%) or more of the Voting Stock, by the Secretary of the Corporation at the request of the holders of shares representing at least fifty percent (50%) of the Voting Stock. Other than as set forth in clause (iv) of the preceding sentence, any power of stockholders to call a special meeting of stockholders is hereby specifically denied.
Advance notice of stockholder nominations for the election of directors of the Corporation and of other business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws. No business other than that stated in the notice of such meeting (or any amendment or supplement thereto), which notice, in the case of a special meeting called by a stockholder or stockholders, shall include all business requested by such stockholder or stockholders to be transacted at such meeting, shall be transacted at any special meeting.
ARTICLE X
AMENDMENT OF BYLAWS
In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the Bylaws. The affirmative vote of at least a majority of the Board of Directors shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders by the affirmative vote of the holders of at least a majority of the Voting Stock.
ARTICLE XI
AMENDMENT OF CERTIFICATE OF INCORPORATION
The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, as from time to time in effect, including to add thereto any provision authorized by the law of the State of Delaware, in the manner now or hereafter prescribed in the DGCL, and all rights, preferences and privileges conferred upon stockholders, directors or officers of the Corporation or any other person whomsoever by and pursuant to this Certificate of Incorporation in its present form, or as hereafter amended, are granted subject to the right reserved in this Article XI.
ARTICLE XII
CORPORATE OPPORTUNITIES
A.    To the fullest extent permitted by applicable law (including, without limitation, Section 122(17) of the DGCL (or any successor provision)), the Corporation, on behalf of itself and its subsidiaries, renounces pursuant to Section 122(17) of the DGCL any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to Parent or any of its officers, directors, employees, agents, shareholders and affiliates (other than the Corporation and its subsidiaries) (each, a “Specified Party”), even if the opportunity is one that the Corporation or any of its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if presented the opportunity to do so. Each such Specified Party shall have no duty to communicate or offer such business opportunity to the Corporation or any of its subsidiaries and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or any of its subsidiaries. Notwithstanding the foregoing, a Specified Party who is a director or officer of the Corporation and who is expressly offered a business opportunity solely in his or her capacity as a director or officer of the Corporation (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Corporation.
B.    The Specified Parties shall, to the fullest extent permitted by applicable law, have no duty to refrain from (i) engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries or (ii) otherwise competing with the Corporation or any of its subsidiaries.
C.    In addition to and notwithstanding the foregoing provisions of this Article XII, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.
D.    No alteration, amendment or repeal of this Article XII (including the adoption of any provision of this Certificate of Incorporation inconsistent with this Article XII) shall eliminate or reduce the effect of this Article XII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XII, would accrue or arise, prior to such alteration, amendment or repeal. This Article XII shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate of Incorporation, the Bylaws or applicable law.
E.    Any person or entity purchasing or otherwise acquiring or holding any interest in the shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.
ARTICLE XIII
EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. This exclusive forum provision will not apply to actions arising under the Exchange Act of 1934 (the “Exchange Act”). Any person or entity purchasing, otherwise acquiring or holding any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Article XIII with respect to any current or future actions or claims.
ARTICLE XIV
SEVERABILITY
If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent authorized or permitted by law.
ARTICLE XV
SECTION 203 OF THE DGCL
A.    Opt Out. The Corporation hereby expressly elects that it shall not be governed by, or otherwise be subject to, Section 203 of the DGCL.
B.    Applicable Restrictions to Business Combinations. Notwithstanding the foregoing and notwithstanding any other provisions of the DGCL, the Corporation shall not engage in any business combination (as defined below), at any point in time at which any class of Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act of 1934, as amended, with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:
i.    prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or
ii.    upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
iii.    at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.
The restrictions contained in this Article XV shall not apply if the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this paragraph, (ii) is with or by a person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of the Board of Directors and (iii) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Corporation is required), (y) a sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly owned subsidiary or to the Corporation ) having an aggregate market value equal to fifty percent or more of either that aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this paragraph.

C.    Certain Definitions. For purposes of this Article XV, references to:
i.    “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
ii.    “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
iii.    “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means;
1)    any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation paragraph B of this Article XV is not applicable to the surviving entity;
2)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
3)    any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c) through (e) of this subsection (3) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
4)    any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
5)    any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (1) through (4) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
iv.    “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article XV, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
v.    “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (1) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (2) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (a) Parent Group, (b) a stockholder that becomes an interested stockholder inadvertently and (x) as soon as practicable divests itself of ownership of sufficient shares so that such stockholder ceases to be an interested stockholder and (y) would not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership or (c) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, however, that such person specified in this clause (c) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
vi.    “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:
1)    beneficially owns such stock, directly or indirectly; or
2)    has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or
3)    has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (b) of subsection (2) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.
vii.    “Parent Group” means Parent and any current or future affiliates of Parent (so long as such affiliate remains an affiliate), any of their direct or indirect transferees of at least 15% of the Corporation’s outstanding Common Stock and any “group” of which any such person is part under Rule 13d-5 under the Exchange Act; provided, however, that the term “Parent Group” shall not include the Corporation or any of the Corporation’s direct or indirect subsidiaries.
viii.    “person” means any individual, corporation, partnership, unincorporated association or other entity.
ix.    “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.
x.    “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

Every reference in this Article XV to a percentage or proportion of voting stock shall refer to such percentage or other proportion of the votes of such voting stock.
[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be executed on its behalf by its duly authorized officer this [●]th day of [●], 2021.

GENWORTH MORTGAGE HOLDINGS, INC.

By:
	Name:	Rohit Gupta
	Title:	President and Chief Executive Officer